Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement No. 333-265778 on Form S-8 of our report dated March 29, 2024, relating to the audit of the consolidated financial statements of Investview, Inc. as of December 31, 2023 and 2022, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

March 29, 2024